Exhibit 99.3

Introduction

On June 16, 2017, American Realty Capital Healthcare Trust III, Inc. (the “Company”), American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”), and ARHC TRS Holdco III, LLC, a subsidiary of the OP (“HTIII Holdco”), entered into a purchase agreement (the “Purchase Agreement”) with Healthcare Trust, Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI OP”) and ARHC TRS Holdco II, LLC (“HTI Holdco”), pursuant to which HTI, the HTI OP, and HTI Holdco agreed to purchase all of the membership interests in the Company’s indirect subsidiaries which own the 19 properties comprising substantially all of the Company’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”). The closing of the Asset Sale was conditioned upon stockholder approval of both the Asset Sale and the Company’s plan of liquidation and dissolution (the “Plan of Liquidation”).

On December 21, 2017, the Asset Sale and Plan of Liquidation was approved by the requisite vote of the Company's stockholders. On December 22, 2017 (the "Closing Date"), the Asset Sale was completed, and HTI paid the Company $108.4 million, representing the purchase price under the Purchase Agreement of $120.0 million, less (i) $0.7 million, reflecting prorations and closing adjustments pursuant to the Purchase Agreement, (ii) $4.9 million, reflecting the outstanding principal amount of the loan secured by HT III’s Philip Center property (the “Philip Center Loan”) assumed by HTI on the Closing Date in accordance with the Purchase Agreement, and (iii) $6.0 million deposited by HTI into an escrow account in accordance with the Purchase Agreement. This escrow amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims that HTI may make pursuant to the Purchase Agreement, will be released to the Company in installments over a period of 14 months following the Closing Date. In addition, the Company incurred $1.3 million in closing costs and other transaction costs.

Pursuant to the Plan of Liquidation, the Company will pay or provide for its liabilities and expenses, distribute the remaining proceeds of the liquidation of the Company’s assets to its stockholders, wind up the Company’s operations, and dissolve. The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change from the going-concern basis to the liquidation basis of accounting, which requires the Company’s assets to be measured at the estimated amounts of consideration the Company expects to collect in settling and disposing of its assets and liabilities. The Company purchased its first property and commenced real estate operations in March 2015. Prior to the Asset Sale being completed, the Company owned 19 properties located in 10 states comprised of 0.5 million rentable square feet.

AR Global Arrangements

In connection with the execution of the Purchase Agreement, the Company, the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC (the “Advisor”), the Company’s property manager, American Realty Capital Healthcare III Properties, LLC (the “Property Manager”), and AR Global Investments, LLC, as guarantor, entered into a letter agreement (the “Letter Agreement”), dated as of June 16, 2017, as amended September 28, 2017. In connection with the closing and pursuant to the Letter Agreement, the total amount that became due and payable by the Advisor to the Company following the Closing Date in accordance with the terms of the Letter Agreement was $0.6 million. This total amount is payable in two equal installments, the first of which was paid on December 26, 2017 and the second of which will be due within six months following the Closing Date. Pursuant to the Letter Agreement, following the Closing, no other fees or expense reimbursements will be paid by or to the Advisor and its affiliates, on the one hand, or the Company, on the other hand. The terms of the Letter Agreement are more fully described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2017 and October 4, 2017 and the Company’s definitive proxy statement filed with the SEC on October 23, 2017.

Pro Forma Information

The following unaudited pro forma consolidated financial statements present the Company’s previously filed consolidated financial statements as if the Asset Sale had occurred on the dates specified below (the “Pro Forma Periods”):

•	The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2017 has been prepared as if the Asset Sale had closed as of that date.

•	The accompanying unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2017 and the year ended December 31, 2016 have been prepared as if the Asset Sale closed as of January 1, 2016.

•	The Asset Sale closed on December 22, 2017 and as such was used for the purposes of estimating applicable prorations.

The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not include adjustments reflective of adoption of the liquidation basis of accounting, which the Company expects to adopt commencing with the Company’s annual Report on Form 10-K for the year ending December 31, 2017. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments necessary to reflect the effects of the Asset Sale that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Asset Sale had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements reflect the best estimates of the management of the Company based on available information and may be revised as additional information becomes available and as additional analyses are performed.

You are urged to read the pro forma information below together with the Company’s publicly available information.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

(In thousands)

	Historical September 30, 2017	Pro Forma Asset Sale Adjustments (a)		Pro Forma September 30, 2017
ASSETS
Real estate investments, at cost:
Land	$10,225	$(10,225)		$—
Buildings, fixtures and improvements	101,226	(101,226)		—
Acquired intangible lease assets	18,450	(18,450)		—
Total real estate investments, at cost	129,901	(129,901)		—
Less: accumulated depreciation and amortization	(12,326)	12,326		—
Total real estate investments, net	117,575	(117,575)		—
Cash	12,970	108,127	(b)	121,097
Restricted cash	114	(114	)(c)	—
Straight-line rent receivable	812	(812)		—
Prepaid expenses and other assets	937	5,394	(d)	6,331
Deferred costs, net	14	(14)		—
Total assets	$132,422	$(4,994)		$127,428
LIABILITIES AND EQUITY
Mortgage note payable, net of deferred financing costs	$4,866	$(4,866	)(e)	$—
Mortgage premium, net	81	(81	)(e)	—
Market lease intangible liabilities, net	1,590	(1,590)		—
Accounts payable and accrued expenses	3,325	496	(f)	3,821
Deferred rent	453	(453)		—
Distributions payable	1	—		1
Total liabilities	10,316	(6,494)		3,822

Common stock	70	—		70
Additional paid in capital	149,693	—		149,693
Accumulated deficit	(28,118)	1,961	(g)	(26,157)
Total stockholders’ equity	121,645	1,961		123,606
Non-controlling interests	461	(461)		—
Total equity	122,106	1,500		123,606
Total liabilities and equity	$132,422	$(4,994)		$127,428

Book Value per Share	$17.49			$17.77

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

NINE MONTHS ENDED SEPTEMBER 30, 2017

(In thousands, except share and per share data)

	Historical September 30, 2017	Pro Forma Disposition Adjustments (a)		Pro Forma September 30, 2017
Revenues:
Rental income	$6,830	$(6,830)		$—
Operating expense reimbursement	1,950	(1,950)		—
Resident services and fee income	2,081	(2,081)		—
Total revenues	10,861	(10,861)		—

Expenses:
Property operating and maintenance	4,144	(4,144)		—
Operating fees to related party	42	(42)		—
Acquisition and transaction related	1,727	(1,727	)(b)	—
General and administrative	2,087	—		2,087
Depreciation and amortization	3,939	(3,939)		—
Total expenses	11,939	(9,852)		2,087
Operating loss	(1,078)	(1,009)		(2,087)
Other income (expense):
Interest expense	(139)	139	(c)	—
Total other expense	(139)	139		—
Loss before income taxes	(1,217)	(870)		(2,087)
Income tax expense	32	(32)		—
Net loss	(1,185)	(902)		(2,087)
Net loss attributable to non-controlling interests	(12)	12		—
Net loss attributable to stockholders	(1,197)	(890)		(2,087)
Comprehensive loss attributable to stockholders	$(1,197)	$(890)		$(2,087)
Basic and diluted net loss per share	$(0.17)			$(0.30)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

YEAR ENDED DECEMBER 31, 2016

(In thousands, except share and per share data)

	Historical December 31, 2016	Pro Forma Disposition Adjustments (a)		Pro Forma December 31, 2016
Revenues:
Rental income	$9,093	$(9,093)		$—
Operating expense reimbursement	2,651	(2,651)		—
Resident services and fee income	2,878	(2,878)		—
Total revenues	14,622	(14,622)		—

Expenses:
Property operating and maintenance	5,269	(5,269)		—
Operating fees to related party	31	(31)		—
Acquisition and transaction related	350	(350	)(b)	—
General and administrative	1,898	—		1,898
Depreciation and amortization	5,976	(5,976)		—
Total expenses	13,524	(11,626)		1,898
Operating income (loss)	1,098	(2,996)		(1,898)
Other income (expense):
Interest expense	(189)	189	(c)	—
Interest and other income	2	—		2
Total other expense	(187)	189		2
Income (loss) before income taxes	911	(2,807)		(1,896)
Income tax expense	(149)	149		—
Net income (loss)	762	(2,658)		(1,896)
Net income (loss) attributable to non-controlling interests	(17)	17		—
Net income (loss) attributable to stockholders	745	(2,641)		(1,896)
Comprehensive income (loss) attributable to stockholders	$745	$(2,641)		$(1,896)
Basic net income (loss) per share	$0.11			$(0.28)
Diluted net income (loss) per shares	$0.09			$(0.28)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Note 1 - Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States. Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction as if management’s actions were carried out in previous reporting periods. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective pro forma periods presented as filed with the SEC.

Note 2 - Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet represent adjustments needed in order to present the Company’s historical balance sheet as if the Asset Sale had occurred as of September 30, 2017.

a)	These adjustments reflect the elimination of certain account balances relating to the Company’s 19 properties as if the Asset Sale was consummated as of September 30, 2017. Other adjustments, as described in (b) through (g) below, reflect all significant adjustments necessary to reflect the effects of the Asset Sale that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements.

b)	Cash and cash equivalents has been increased to reflect the net cash proceeds received by the Company on the Asset Sale, calculated as follows:

(in thousands)
Gross Proceeds of Asset Sale	$120,000
Less:
Escrow Amount	(6,000)
Phillip Center Loan	(4,922)
Proration to Purchaser Parties(1)	(720)
Closing Costs	(344)
Restricted Cash	114
Total Proceeds, net(2)	$108,128

(1)	Reflects management’s estimate of prorations that will be due to HTI on the Closing Date. Balance includes items such as real estate taxes, property operating expenses, rents and other revenues and tenant deposits.

(2)	Excludes transaction costs which are included in (f).

c)	Reflects the removal of $0.1 million restricted cash included in the Company’s historical consolidated balance sheet, which is included in the proration to HTI in (b) above.

d)	Reflects the adjustment of historical prepaid expense and other assets balance to increase the balance for the Escrow Amount and to decrease the balance for items that are included in the proration to HTI in (b) above.

e)	Reflects the removal of the historical balance of the Philip Center Loan, which was assumed by HTI on the Closing Date. The difference between the Philip Center Loan principal balance in (b) above and the historical balance sheet balance net of deferred financing costs, plus the mortgage premium, net is reflected through an adjustment to accumulated deficit for pro forma consolidated balance sheet purposes.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

f)	Reflects the adjustment of historical accounts payable and accrued balances to decrease the balance for items that are no longer the obligation of the Company upon the consummation of the Asset Sale or in the proration to HTI in (b) above. Also, reflects an increase of $2.1 million for non-recurring transaction and other costs incurred in connection with the Asset Sale, relating primarily to advisory, legal, accounting and other professional services, which are factually supportable as such amounts are based on reliable, documented evidence such as invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred until the closing of the Asset Sale. Such costs are reflected as a reduction to retained earnings and are not included in the unaudited pro forma consolidated statement of operations.

g)	Accumulated deficit has been adjusted to reflect the removal of asset, liabilities and non-controlling interest, included as a part of the Asset Sale, which is calculated as of September 30, 2017 as follows:

(in thousands)
Net sales proceeds	$108,014
Less: Carrying value of assets	(103,019)
Plus: Carrying value of liabilities assumed	(6,495)
Plus: Carrying value of non-controlling interest	(461)
Net accumulated deficit adjustment	$(1,961)

Note 3 - Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations represent adjustments needed to the Company’s historical results in order to remove the historical operating results for the pro forma periods and present the financial statements as if the Asset Sale occurred as of January 1, 2016.

a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations of the properties sold in the Asset Sale from the historical amounts included in continuing operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016, to reflect the sale of these properties as if the Asset Sale had occurred as of January 1, 2016.

b)	For the nine months ended September 30, 2017 and the year ended December 31, 2016, approximately $1.7 million and $0.4 million, respectively, of transaction costs were recognized and have been removed from the unaudited pro forma consolidated statement of operations as they relate directly to the Asset Sale and are non-recurring in nature.

c)	Represents the elimination of interest expense and loan cost amortization to reflect the assumption or repayment of the Philip Center Loan as of January 1, 2016.